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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): May 13, 2005 (May 10, 2005)


                        STATE AUTO FINANCIAL CORPORATION
      --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Ohio                           0-19289                31-1324304
    --------------------                  --------                ----------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)


      518 East Broad Street, Columbus, Ohio                      43215-3976
     ----------------------------------------                    ----------
     (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:        (614) 464-5000
                                                     ------------------------


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(A) AMENDMENT OF EMPLOYMENT AGREEMENT WITH ROBERT H. MOONE.

On May 11, 2005, State Auto Financial Corporation (the "Company") entered into an amendment (the "Amendment") to the Employment Agreement dated as of May 22, 2003 (the "Employment Agreement"), between the Company and Robert H. Moone, its Chairman, President and Chief Executive Officer. The Amendment primarily addresses the term of Mr. Moone's employment with the Company. Under the Amendment, Mr. Moone's employment will terminate on May 31, 2006, unless terminated earlier due to his death or disability or by either Mr. Moone or the Company as otherwise permitted by the Employment Agreement. The Company and Mr. Moone may mutually agree to extend the term of his employment for a period of up to one additional year. If Mr. Moone's successor as chief executive officer is named and elected by the Company's Board of Directors prior to May 31, 2006, Mr. Moone has agreed to resign all of his positions as an officer and director of the Company, but he will continue to be paid the salary and bonus otherwise contemplated by the Employment Agreement through May 31, 2006, which would then be the effective date of Mr. Moone's retirement from the Company.


(B) AMENDMENT AND RESTATEMENT OF EXECUTIVE AGREEMENT WITH ROBERT H. MOONE.

On May 11, 2005, the Company entered into an amended and restated Executive Agreement with Mr. Moone (the "new Executive Agreement"). The primary changes from the prior executive agreement relate to coordinating dates with the amendment to Mr. Moone's employment agreement, described in (A), above.

The term of the new Executive Agreement coincides with the term of Mr. Moone's employment under his amended Employment Agreement, subject to an extension for thirty-six months after any month in which a "Change in Control" occurs, as defined below. The new Executive Agreement will terminate if Mr. Moone's employment terminates other than under circumstances which trigger severance benefits to him. The new Executive Agreement also imposes a post-termination confidentiality covenant and a non-competition covenant on Mr. Moone. The confidentiality covenant has a one-year term, while the non-compete has a six-month term and includes a company size factor and a geographic factor as respects the scope of the non-compete.

A "Change in Control" of the Company generally includes:

     o The acquisition by any person of beneficial ownership of 25% or more of the Company's outstanding voting securities;

     o A change in the composition of the board of directors of the Company if a majority of the new directors were not appointed or nominated by the directors currently sitting on the board of directors or their subsequent nominees;

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     o    A merger involving the Company where the Company's shareholders immediately prior to the merger own less than 51% of the combined voting power of the surviving entity immediately after the merger;

     o    The dissolution of the Company; or

     o A disposition of assets, reorganization, or other corporate event involving the Company which would have the same effect as any of the above-described events.

As respects State Automobile Mutual Insurance Company ("State Auto Mutual"), a "Change in Control" includes:

     o State Auto Mutual affiliates with or merges with a third party where a majority of the current board of State Auto Mutual does not continue in office;

     o State Auto Mutual is subject to an order of rehabilitation or liquidation issued by the Ohio Department of Insurance; or

     o State Auto Mutual converts to a stock corporation and a majority of the board of directors of State Auto Mutual does not continue to serve on the board of directors of the converted company.

Under the new Executive Agreement, the Company or its successor must provide severance benefits to Mr. Moone if his employment is terminated (other than on account of Mr. Moone's death or disability or termination for cause):

     o By the Company, at any time within 36 months after a Change in Control;

     o By the Company, at any time prior to a Change in Control but after commencement of any discussions with a third party relating to a possible Change in Control involving such third party ("Change in Control Discussion") if Mr. Moone's termination is in contemplation of such possible Change in Control and such Change in Control is actually consummated within 12 months after the date of Mr. Moone's termination;

     o By Mr. Moone at any time within 36 months after a Change in Control of the Company; and

     o By Mr. Moone at any time after commencement of Change in Control Discussions if such Change in Control is actually consummated within 12 months after the date of Mr. Moone's termination.

In addition to accrued compensation, bonuses, and vested benefits and stock options, Mr. Moone's severance benefits payable under the new Executive Agreement include:

     o A lump-sum cash payment equal to three times Mr. Moone's annual base salary;

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     o    A lump-sum cash payment equal to three times the highest annual incentive compensation to which Mr. Moone would be entitled;

     o    Thirty-six months of continued insurance benefits;

     o Thirty-six months of additional service credited for purposes of retirement benefits; and

     o Out-placement benefits in an amount equal to 15% of Mr. Moone's annual base salary.

The new Executive Agreement also provides that the Company will pay Mr. Moone such amounts as would be necessary to compensate Mr. Moone for any excise tax paid or incurred due to any severance payment or other benefit provided under the new Executive Agreement. However, in the event Mr. Moone's contractual severance payments and benefits were subject to any excise tax, but otherwise would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that the Company will not have to pay an excess severance payment and Mr. Moone will not be subject to an excise tax.

The new Executive Agreement provides that, for a period of five years after any termination of Mr. Moone's employment, the Company will provide Mr. Moone with coverage under a standard directors' and officers' liability insurance policy at its expense, and will indemnify, hold harmless, and defend Mr. Moone to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by Mr. Moone in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of the Company or any subsidiary.

The Company must pay the cost of counsel (legal and accounting) for Mr. Moone in the event he is required to take any action to enforce any of the rights granted under his new Executive Agreement. In addition, Mr. Moone is entitled to prejudgment interest on any amounts found to be due to him in connection with any action taken to enforce his rights under the new Executive Agreement at a rate equal to the prime commercial rate of the Company's principal bank or its successor in effect from time to time plus 4%.


(C) APPROVAL OF AMENDED AND RESTATED EQUITY INCENTIVE COMPENSATION PLAN (FORMERLY CALLED THE 2000 STOCK OPTION PLAN).

The Company's Annual Meeting of Shareholders (the "2005 Annual Meeting") was held on May 11, 2005. At the 2005 Annual Meeting, shareholders approved the Amended and Restated Equity Incentive Compensation Plan, formerly called the 2000 Stock Option Plan (the "Equity Incentive Compensation Plan").

The Equity Incentive Compensation Plan permits the award of stock options, restricted shares, performance shares, performance units and other stock-based awards to key employees. Key employees are generally defined as persons employed by the Company or its parent or one of its subsidiaries in an executive, administrative, professional or technical capacity who, in the opinion of the committee administering the plan, have responsibilities affecting the management,


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development, or financial success of the Company or one of its subsidiaries or other affiliated entities.

A total of 3,500,000 of the Company's common shares have been reserved for issuance under the Equity Incentive Compensation Plan, and stock options to purchase 1,227,691 common shares were outstanding as of March 4, 2005. No more than 33% of the common shares authorized for issuance under the Equity Incentive Compensation Plan may be granted in the form of awards other than stock options. The maximum number of common shares subject to awards of stock options, restricted shares and performance shares that may be granted in any calendar year is equal to 1.5% of the total number of common shares of the Company outstanding as of December 31 of the prior year. The maximum number of common shares subject to awards of options, restricted shares and performance shares that may be granted in any calendar year to any individual is 250,000 common shares. The maximum number of performance units that may be granted in any calendar year to any individual is 100,000 performance units.

The Equity Incentive Compensation Plan is administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee's authority to administer the Equity Incentive Compensation Plan includes, among other things, the authority to grant awards, including the number and type of awards, the frequency of award grants, the terms and conditions of the awards, the number of common shares subject to each award, and the expiration date of each award. In granting awards, the Compensation Committee is required to consider the level and responsibility of an employee's position, the employee's performance, level of compensation, and assessed potential, as well any other factors deemed relevant by the Compensation Committee. The Compensation Committee is also authorized to determine the vesting requirements, if any, that will apply to award grants. The Compensation Committee has the authority to grant options that are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), options that do not qualify as incentive stock options under the Code (these options are sometimes referred to as "non-qualified stock options"), restricted shares, performance shares, performance units and other stock-based awards.

The Board of Directors may at any time suspend, amend or terminate the Equity Incentive Compensation Plan. However, except as otherwise provided in the plan, the Board of Directors may not take any action that materially and adversely affects any outstanding awards granted under the Equity Incentive Compensation Plan without obtaining the consent of the individuals who have been granted such awards and certain amendments may require shareholder approval. In addition, no amendment may be made by the Board of Directors without shareholder approval if the amendment would effect any change which requires shareholder approval under any applicable laws or regulations, such as the Nasdaq Marketplace Rules. By its terms, the Equity Incentive Compensation Plan will automatically terminate in 2010.

The exercise price of incentive stock options granted under the Equity Incentive Compensation Plan may not be less than the fair market value of the common shares underlying the option at the time the option is granted. Fair market value is currently based upon the last sale price of the common shares as reported on the Nasdaq National Market System as of the close of the trading day the option is granted. The exercise price of non-qualified stock options is determined by the Compensation Committee. However, in determining an exercise price, the Compensation

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Committee may not establish an exercise price that is less than the fair market value of the common shares underlying the option (at the time the option is granted). The exercise price of any stock option granted under the Equity Incentive Compensation Plan cannot be changed or modified after the time of grant unless such change or modification is made with the prior approval of the Company's shareholders. No stock option may be exercised more than ten years after the date of grant.

Options may be transferred only by will or the laws of descent and distribution except that the Compensation Committee may authorize gifts of options (provided that they are not incentive stock options) to a grantee's parents, spouse, children, grandchildren, nieces or nephews, or to the trustee of a trust for the principal benefit of one or more of these persons or to a partnership whose only partners are one or more of these persons. In addition, non-qualified stock options and, if permitted by applicable law, incentive stock options may be transferred pursuant to "qualified domestic relations orders" to a grantee's former spouse. Options may be exercised only by a grantee or his or her legal representative or, if gifted or otherwise transferred, by the permitted transferee or the transferee's legal representative.

Restricted shares are common shares of the Company that are subject to a vesting schedule and other restrictions. The vesting schedule and lapsing, if any, of the restrictions, is determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee, upon the voluntary or involuntary termination of the participant's employment with the Company for any reason, any shares still subject to restrictions will be forfeited. The Compensation Committee has the authority to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited) and other shareholder rights associated with the restricted shares during the restriction period. The purchase price of restricted shares is established by the Compensation Committee, and may be zero.

Performance shares and performance units are awards that result in a payment to a participant only if the performance goals established by the Compensation Committee are achieved during the performance period established by the Compensation Committee. The Compensation Committee establishes organizational performance goals, including, without limitation, earnings, return on capital, revenue, premiums, net income, earnings per share, combined ratio, loss ratio, expense ratio, assets, equity, cash flows, stock price, total shareholders' return or any other performance goal approved by the shareholders of the Company in accordance with Code Section 162(m), which, depending on the extent to which they are met, determines the number and/or the value of performance shares and performance units to be paid out to participants. The Compensation Committee establishes the performance period for each award, which period may not be less than one calendar year. The purchase price of performance shares is established by the Compensation Committee, and may be zero. Performance units will have an initial dollar value established by the Compensation Committee at the time of the award, but may not be less than a value per unit equal to the fair market value of a common share of the Company. Upon the termination of employment before the end of any performance period due to death, retirement, or disability, the Compensation Committee, taking into consideration the performance of the participant and the performance of the Company over the performance period, may authorize the payment of all or a portion of the amount which would have been paid to the participant had his or her employment continued to the end of the performance period. If the participant's employment terminates for any other reason, all

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performance shares and performance units will be forfeited. The Compensation
Committee has the authority to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited) and other shareholder rights associated with the performance shares during the performance period.

Awards other than options granted under the Equity Incentive Compensation Plan generally may not be sold, pledged, transferred or assigned. If the Compensation Committee makes an award under the Equity Incentive Compensation Plan transferable, such award will contain such additional terms and conditions as the Compensation Committee deems appropriate.


(D) APPROVAL OF OUTSIDE DIRECTORS RESTRICTED SHARE UNIT PLAN.

At the 2005 Annual Meeting, shareholders approved the Outside Directors Restricted Share Unit Plan (the "Directors RSU Plan") for outside directors of the Company (non-employee members of the Board of Directors of the Company). The Directors RSU Plan replaced the Company's 2000 Directors Stock Option Plan.

Promptly following each annual meeting of the shareholders of the Company, each outside director will be automatically granted an award of 1,400 restricted share units ("Restricted Share Units") under the Directors RSU Plan. The Directors RSU Plan is an unfunded deferred compensation plan that is intended to comply with the requirements of new Code Section 409A. The Directors RSU Plan is administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee's authority includes, among other things, the power to increase the number of Restricted Share Units to be awarded to each of the outside directors to a maximum annual award of 5,000 Restricted Share Units. Any such increase may be made without further shareholder approval if, in the Compensation Committee's discretion, such an increase is warranted to maintain outside director compensation at a competitive level.

Each Restricted Share Unit is a unit representing one common share of the Company. The Restricted Share Units become payable, in cash or common shares of the Company, at the election of each outside director, upon his or her termination from membership on the Company's Board of Directors. The value of a Restricted Share Unit, on any particular day, is equal to the last reported sale of a common share of the Company on the Nasdaq National Market System on the most recent previous trading day.

The Board of Directors may at any time amend, modify, suspend, discontinue or terminate the Directors RSU Plan. However, no amendment may operate retroactively so as to affect adversely any rights to which a participant may be entitled under the provisions of the Directors RSU Plan as in effect prior to such action, and no amendment may be made by the Board of Directors without shareholder approval if the amendment would effect any change which requires shareholder approval under any applicable laws or regulations, such as the Nasdaq Marketplace Rules. Additionally, any suspension, discontinuance or termination of the Directors RSU Plan may not (a) accelerate the obligation to make payments to any person not otherwise currently entitled to payments under the Directors RSU Plan, unless otherwise specifically so determined by the Company and permitted by applicable law, (b) relieve the Company of its obligations to make payments to any person then entitled to

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payments under the Directors RSU Plan, or (c) reduce the balance of any participant's existing account under the Directors RSU Plan.

All benefits under the Directors RSU Plan are unfunded, and the Company is not required to establish any special or separate fund or to make any other segregation of assets in order to assure the payment of any amounts under the Directors RSU Plan. The right of a participant or his beneficiary to receive a distribution under the Directors RSU Plan is an unsecured claim against the general assets of the Company, and neither the participant nor his beneficiary has any rights in or against any amounts credited under the Directors RSU Plan or any other specific assets of the Company. All amounts credited under the Directors RSU Plan to the benefit of a participant constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

The number of Restricted Share Units awarded to participants under the Directors RSU Plan and their corresponding value will be maintained in a separate bookkeeping account of the Company until the time of distribution of the Restricted Share Units. For each award of Restricted Share Units, the outside director will select the form of payment upon distribution of awarded Restricted Share Units. The form of payment will be either in cash or Common Shares.

Whenever a dividend is made with respect to the Common Shares, participants under the Directors RSU Plan will receive, with respect to each Restricted Share Unit held in the account of the participant on the dividend record date, additional Restricted Share Units in an amount equal to the value of the dividend.

Other than withdrawals for an unforeseeable emergency, a participant under the Directors RSU Plan will not receive payment with respect to the Restricted Share Units until his or her termination from membership on the Board of Directors. With respect to terminations of membership on the Board of Directors other than due to death or disability, the participant may elect to receive the distribution either (i) in a single lump sum payment approximately six months following the termination, or (ii) in annual installment payments over a period of five or ten years, as selected by the participant. In the event of death or disability, the distribution shall be made as soon as practicable following the termination from membership on the Board of Directors. Upon the occurrence of an unforeseeable emergency, the participant is eligible to receive payment of the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant's assets (to the extent such liquidation would not itself cause severe financial hardship). The amount determined to be properly distributable under applicable regulations under Code Section 409A is payable in a single lump sum only.


(E) SUSPENSION OF 2000 DIRECTORS STOCK OPTION PLAN

On May 11, 2005, the Company's Board of Directors approved an amendment to the Company's 2000 Directors Stock Option Plan (the "2000 Directors Plan"). This amendment prohibits the


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grant of any further options under the 2000 Directors Plan. The 2000 Directors
Plan has been replaced by the Outside Directors Restricted Share Unit Plan described in (D), above.


(F) AWARDS OF RESTRICTED SHARE UNITS TO OUTSIDE DIRECTORS.

Immediately following the 2005 Annual Meeting, each of the Company's outside directors, namely David J. D'Antoni, Paul W. Huesman, James E. Kunk, William J. Lhota, S. Elaine Roberts, Richard K. Smith and Paul S. Williams, was automatically awarded 1,400 Restricted Share Units under the terms of the Directors RSU Plan described in (D), above. Each Restricted Share Unit is a unit representing one common share of the Company. The Restricted Share Units become payable, in cash or common shares of the Company, at the election of each outside director, upon his or her termination from membership on the Company's Board of Directors. The value of a Restricted Share Unit, on any particular day, is equal to the last reported sale of a common share of the Company on the Nasdaq National Market System on the most recent previous trading day.

(G) GRANTS OF STOCK OPTIONS TO NAMED EXECUTIVE OFFICERS.

On May 10, 2005, the Company's Compensation Committee awarded to each of the executive officers named below, each of whom is a "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K) of the Company, options to purchase the number of common shares of the Company set forth opposite such officer's name. The options vest in one-third increments over a three-year vesting period. Unvested options automatically terminate upon an officer's termination of employment, except upon retirement, in which case all options become fully vested. The option exercise price is $26.45 per share, which was the closing price of the Company's common shares on the Nasdaq National Market System on the date of the grant. There are no stock appreciation rights, performance units, or other instruments granted in tandem with these options, nor are there any reload provisions, tax reimbursement features or performance-based conditions to exercisability.


                                                                               Number of Common Shares
Executive Officer                                                            underlying Options Granted
-----------------                                                            --------------------------
Robert H. Moone, Chairman, President and Chief Executive Officer                      48,000

Mark A. Blackburn, Senior Vice President                                              14,500

Steven J. Johnston, Senior Vice President, Treasurer and Chief Financial              14,500
     Officer

John R. Lowther, Senior Vice President, Secretary and General Counsel                 14,500

Steven R. Hazelbaker, Vice President                                                   4,500


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SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

(A) ANNOUNCEMENT OF PENDING RETIREMENT OF ROBERT H. MOONE.

During the 2005 Annual Meeting, Robert M. Moone, Chairman, President and Chief Executive Officer of the Company, announced his pending retirement from the Company, expected to occur in May 2006.

(B) AUDIT FEES REPORTED IN PROXY STATEMENT.

In the Company's proxy statement for the 2005 Annual Meeting, the Company reported that the aggregate audit fees billed to or incurred by the Company for services performed for the year ending December 31, 2004, by Ernst & Young LLP was $585,791. On May 10, 2005, Ernst & Young LLP informed the Company's audit committee that it was billing the Company an additional $45,000 for services performed by Ernst & Young LLP in 2004. Prior to that time, the Company believed that the amount of audit fees reported in the proxy statement was correct. However, with the additional billing, the corrected amount of the aggregate audit fees billed to or incurred by the Company for services performed for the year ending December 31, 2004, by Ernst & Young LLP was $630,791, with total 2004 fees of $686,945.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       STATE AUTO FINANCIAL CORPORATION


Date:  May 13, 2005                    By  /s/ Steven J. Johnston
                                           ----------------------
                                           Treasurer and Chief Financial Officer